EXHIBIT 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

September 30, 2004

Gold Kist Holdings Inc.

Gold Kist Inc.

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

Re:	Gold Kist Holdings Inc.

Form S-4 Registration Statement (SEC File No. 333-            )

Ladies and Gentlemen:

We have acted as counsel to Gold Kist Inc., a Georgia cooperative marketing association (“Gold Kist”) and Gold Kist Holdings Inc., a Delaware corporation (the “Company” or the “Registrant”), in connection with (i) the Amended and Restated Agreement and Plan of Conversion (the “Plan of Conversion”), by and between the Company and Gold Kist dated July 23, 2004, and (ii) the supplement to the Plan of Conversion dated September 23, 2004 (the “Supplement”), pursuant to which Gold Kist will merge with and into the Company and the Company will issue up to 38,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share. The shares are being registered on the Registration Statement on Form S-4 (the “Registration Statement”), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on the date of this letter. This opinion letter is rendered pursuant to Item 21 of Form S-4 and Item 601 of the Commission’s Regulation S-K.

We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, of the Company deemed by us to be relevant to this opinion letter, the Registration Statement, as amended, and other agreements, corporate records and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon the certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, DC 20004-2601 202-756-3300 Fax: 202-756-3333

Our opinions set forth below are limited to the laws of the State of Georgia, Delaware General Corporation Law (the “DGCL”), the federal laws of the United States of America and we do not express any opinion herein concerning any other laws.

Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date thereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

Based on the foregoing, it is our opinion that the Plan of Conversion has been duly authorized, executed, and delivered by each of Gold Kist and the Company and has been duly adopted by (a) the required vote of the Board of Directors of Gold Kist, (b) the required vote of the Gold Kist members and (c) the required vote of the Board of Directors of the Company. The Supplement has been duly authorized, executed and delivered by each of Gold Kist and the Company and has been duly adopted by the required vote of the Board of Directors of the Company and Gold Kist. No further action in respect of the Supplement is required under Georgia law, the DGCL or the federal laws of the United States of America by the stockholders of the Company or the members of Gold Kist. When issued pursuant to the Plan of Conversion and the Supplement, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation by reference of this opinion letter into any Rule 462(b) Registration Statement that the Company subsequently may file with the Commission, and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

/s/ B. Harvey Hill, Jr.
By: A Partner